FUND SERVICING AGREEMENT

BY AND BETWEEN

HATTERAS CAPITAL INVESTMENT MANAGEMENT, LLC

AND

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS, LLC
HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC

________________, 200_

 FUND SERVICING AGREEMENT, made as of the __ day of _________, 200_, by and between Hatteras Capital Investment Management, LLC, a limited liability company formed under the laws of the State of Delaware (“Hatteras”), and the investment funds listed on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), on the other.

RECITAL

WHEREAS, each Fund desires to retain Hatteras to provide, or to retain service providers (“Service Providers”) to provide, certain fund  services (“Fund  Services”) to the Funds;

WHEREAS, the Funds are registered under the Investment Company Act of 1940 (the “Investment Company Act) and are subject to regulation as such under applicable federal securities laws;

WHEREAS, units of membership interest in the Funds (“Units”) are offered for purchase to customers that are qualified investors; and

WHEREAS, Hatteras desires to provide, or retain Service Providers to provide, Fund  Services.

NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

1.            Appointment of Hatteras.

1.    Each Fund hereby authorizes Hatteras to provide, and/or retain other Service Providers, who have entered into an appropriate service provider agreement with Hatteras, to provide one or more of the Fund  Services.  Fund  Services shall include, but shall not be limited to:

(a)    assisting in the maintenance of Fund records containing information relating to any person who shall have been admitted to a Fund as a member in such person’s capacity as a member of the Fund (“Member”);

(b)    providing each Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of each Fund and Member services;

(c)    as agreed from time to time with the Boards of Managers of the Funds (the “Board”) in accordance with Rule  38a-1 under the Investment Company Act, making available the services of appropriate compliance personnel and resources relating to compliance policies and procedures of each Fund;

(d)    assisting in the administration of meetings of the Board and its committees and the Members;

(e)     assisting in administering subscriptions and tender offers, including assistance in the preparation of regulatory filings and the transmission of cash between Members and each Fund, and each Fund and the Master Fund (or any successor thereto designated by the Fund);

(f)     assisting in arranging for, at each Fund’s expense, the preparation of all required tax returns;

(g)    assisting in the periodic updating of each Fund’s confidential private placement memorandum and statement of additional information, the preparation of proxy statements to Members, and the preparation of reports filed with regulatory authorities;

(h)    providing information and assistance as requested in connection with the registration of each Fund’s Units in accordance with state securities requirements;

(i)      providing assistance in connection with the preparation of each Fund’s periodic financial statements and annual audit as reasonably requested by the Board or officers of the Funds or the Funds’ independent accountants; and

(j)      supervising other aspects of the Funds’ operations and providing other administrative services to the Funds.

2.           Fund Servicing Fee.

(a)     Each Fund will make payments to Hatteras within 45 days of the end of each calendar quarter equal to a certain percentage (on an annualized basis), as set forth in Exhibit B attached hereto, of the aggregate value of outstanding Units held by Members of each Fund determined as of the last day of the quarter (before repurchases of Units or performance allocations) (the “Fund Servicing Fee”).  However, during the offering period of each Fund, each Fund will make payments to Hatteras within 45 days of the end of each calendar month equal to a certain percentage (on an annualized basis), as set forth in Exhibit B attached hereto, of the aggregate value of outstanding Units held by Members of each Fund determined as of the last day of the month (before repurchases of Units or performance allocations).

(b)     Hatteras may pay amounts pursuant to this Section 2 to any Service Provider, including any “affiliated person” (as that term is defined in the Investment Company Act) of Hatteras, if such person provides Fund Services.

(c)     Hatteras may, in its sole discretion, waive or pay all or a portion of the Fund Servicing Fee to Service Providers.

3.           Duties of Hatteras.

(a)     Hatteras agrees to retain the Service Providers to provide Fund Services and to compensate such Service Providers for their services.

(b)     Hatteras shall maintain all books and records of the Funds required by Rule 31a-1 under the Investment Company Act (other than those records being maintained by the Fund’s distributor, administrator, custodian or transfer agent) and preserve such records for the periods prescribed therefore by Rule 31a-2 of the Investment Company Act.

4.           Liability of the Funds.  Hatteras understands and agrees that the obligations of each Fund under this Agreement are several and not joint, and are not binding upon any Member or any person serving on the Board of any Fund personally, but bind only the Funds and the property of the Funds severally and not jointly.  Hatteras represents that it has notice of the provisions of each Fund’s organizational documents disclaiming Member and Director liability for acts and obligations of such Fund.

5.           Duration.  This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 7 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter from year to year.

6.           Amendment.  Any amendment to this Agreement shall be in writing and shall be subject to the approval of the Board of each Fund.

7.           Termination.  This Agreement may be terminated with respect to a particular Fund (i) by Hatteras at any time without penalty upon sixty days’ written notice to such Fund (which notice may be waived by such Fund); or (ii) by a Fund at any time without penalty upon sixty days’ written notice to Hatteras (which notice may be waived by Hatteras).  Any termination of this Agreement shall not affect the obligation of a Fund to pay the Fund Servicing Fee to Hatteras prior to such termination.

8.           Choice of Law.  This Agreement shall be governed by the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware (without regard to any conflicts of law principles thereof).  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the Investment Company Act.  In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

*           *           *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

HATTERAS CAPITAL INVESTMENT MANAGEMENT, LLC

By:
Name: David B. Perkins
Title: President

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS, LLC

By:
Name: David B. Perkins
Title: President

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC

By:
Name: David B. Perkins
Title: President

EXHIBIT A

FUNDS

Hatteras Global Private Equity Partners, LLC
Hatteras Global Private Equity Partners Institutional, LLC

EXHIBIT B

Fund	Fund Servicing Fee (as a percentage of the aggregate value of outstanding Units)
Hatteras Global Private Equity Partners, LLC	.85%
Hatteras Global Private Equity Partners Institutional, LLC	.50%